UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

IPC Alternative Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-272750	87-1302380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 218-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities.

On December 23, 2025, IPC Alternative Real Estate Income Trust, Inc. (the “Company”) issued 4,298.358 shares of Class X-1 common stock at a price per share of $23.2647 to an accredited investor in a private placement for an aggregate purchase price of $100,000. The offer and sale of the Class X-1 shares is exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) thereof and Rule 506(c) of Regulation D promulgated thereunder. Such Class X-1 shares will be exchanged for Class X-2 shares without registration in reliance on the exemption from registration under the Securities Act afforded by Section 3(a)(9) thereof at an exchange rate based on the net asset value per share of each class as of the exchange date if the gross proceeds by the applicable distribution participant reaches the target specified by the Company’s dealer manager.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2026, the board of directors (the “Board”) of the Company appointed Alan Feldman and Anthony Chereso to serve as directors of the Company, effective as of January 6, 2026. Neither Mr. Chereso nor Mr. Feldman was elected pursuant to any arrangement or understanding between himself and any other person. Mr. Feldman qualifies as an independent director of the Company as defined in the Company’s charter, and will serve as a member of the audit committee, affiliate transaction committee (as its Chair) and nominating and corporate governance committee of the Board. Biographical information regarding Mr. Feldman and Mr. Chereso is provided below.

Mr. Feldman, like the Company’s other independent directors, will participate in the Company’s compensation program for independent directors. The Company pays to each of its independent directors an annual retainer of $100,000, consisting of $75,000 in cash, payable on a quarterly basis, and a $25,000 grant of restricted stock, plus an additional retainer of $15,000 to the chairperson of the audit committee, $8,500 to the chairperson of the affiliate transaction committee and $8,500 to the chairperson of the nominating and corporate governance committee. Each director may elect to receive all or a portion of the amounts otherwise payable in cash in the form of restricted stock. The annual grant of restricted stock is based on the then-current per share transaction price of the Company’s Class I shares at the time of grant. Restricted stock grants generally vest one year from the date of grant. The Company does not pay its directors additional fees for attending board meetings but does reimburse each of its directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food).

In connection with their appointment as directors, each of Mr. Chereso and Mr. Feldman entered into an indemnification agreement (the “Indemnification Agreements”) with the Company, effective as of January 6, 2026, consistent with the form of indemnification agreement which is entered into between each director and executive officer of the Company. Pursuant to the terms of the Indemnification Agreements, the Company will indemnify and advance expenses and costs incurred by each of Mr. Chereso and Mr. Feldman in connection with any claims, suits or proceedings brought against such director as a result of his service. Such indemnification obligation is subject to the limitations set forth in the Indemnification Agreements and the charter. The preceding summary of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement which the Company filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-11 (File No. 333- 272750) filed with the Securities and Exchange Commission on June 16, 2023.

Alan Feldman, age 62, currently serves as a senior fellow of the Zell-Lurie Real Estate Center at The Wharton School, University of Pennsylvania, where he has also taught since 2013. Mr. Feldman has served as one of EQT Exeter Real Estate Income Trust, Inc.’s independent directors since June 2023. Mr. Feldman served as the chief executive officer and chairman of the board of directors of Resource REIT from October 2012 to May 2022, and as Resource REIT’s president from September 2020 to May 2022. Resource REIT was a non-traded REIT which was acquired by Blackstone Real Estate Income Trust, Inc. (“BREIT”) in May 2022. At Resource REIT, Mr. Feldman was responsible for overseeing the strategy for the company and its real estate investment strategy. Prior to Resource REIT’s mergers with Resource Real Estate Opportunity REIT, Inc. (“REIT I”) and Resource Apartment REIT III, Inc. (“REIT III”) in January 2021, he was also chief executive officer and chairman of the board of REIT I from June 2009 and REIT III from June 2017. He also served as the president of REIT I and REIT III from September 2020 until the mergers. Mr. Feldman served as a senior vice president of Resource America from August 2002 to September 2020 and as chief executive officer of its wholly owned subsidiary, Resource Real Estate (Resource REIT’s founding sponsor) from May 2004 to September 2020. From 1998 to 2002, Mr. Feldman was a vice president at Lazard Freres & Co., an investment banking firm specializing in real estate matters. From 1992 through 1998, Mr. Feldman was an executive vice president of the Pennsylvania Real Estate Investment Trust and its predecessor, The Rubin Organization. From 1990 to 1992, Mr. Feldman was a director at Strouse, Greenberg & Co., a regional full-service real estate company. From 1986 through 1988, Mr. Feldman was an engineer at Bristol-Myers Squibb Corporation. Mr. Feldman received Bachelor of Science and Master of Science degrees in chemical engineering from Tufts University, and a Master of Business Administration degree from The Wharton School, University of Pennsylvania. The Board believes that Mr. Feldman’s experience as a director of numerous other non-traded REITs makes him well qualified to serve as a member of the Company’s board of directors.

Anthony Chereso, age 63, is the chief executive officer and president of The Inland Real Estate Companies, LLC, which is part of The Inland Real Estate Group of Companies, Inc. (“Inland”), a position in which he has served since January 2024. Mr. Chereso joined

Inland in July 2022 as the chief financial officer and has over 30 years of experience in finance, tax, audit, commercial real estate, capital markets and the alternative investment industry.

Mr. Chereso served as one of the Company’s directors from January 2024 to October 2025 and has served on the Board of Managers of the Company’s advisor, IPC Alternative Real Estate Advisor, LLC, since August 2023. Mr. Chereso also serves on the boards of directors of numerous Inland entities, including Inland Real Estate Income Trust, Inc. (since November 2025) and its business manager (since May 2025), Inland Real Estate Investment Corporation (since February 2024), Inland Private Capital Corporation (since February 2024), Inland Securities Corporation (since May 2025), and Inland Real Estate Acquisitions, LLC (since February 2023 and as Chairman since January 2025).

Prior to joining Inland, Mr. Chereso worked as president and chief executive officer of the Institute for Portfolio Alternatives from 2015 to 2022. Previously, he was a director at United Development Funding from 2013 to 2015, the president and chief executive officer of FactRight, a third-party independent securities due diligence and research firm, from 2007 to 2013, and has held roles in capital markets at various real estate investment companies. Additionally, he worked in corporate finance, tax, and audit with Verizon Communications (formerly GTE) from 1985 to 2000. Mr. Chereso is a graduate of the DePaul University School of Business. The Board believes that Mr. Chereso’s extensive experience in finance, tax, audit, commercial real estate, capital markets, the alternative investment industry and natural leadership ability make him well qualified to serve as a member of the Company’s board of directors.

Neither Mr. Feldman nor Mr. Chereso has any family relationship with any director or executive officer of the Company or any direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC.

Date:	January 7, 2026	By:	/s/ Jerry Kyriazis
Jerry Kyriazis Chief Financial Officer